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                                                                Exhibit 2(p)


               Cohen & Steers REIT and Preferred Income Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017

                                               June __, 2003

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

     Cohen & Steers REIT and Preferred Income Fund, Inc. (the "Fund") hereby accepts your offer to purchase 4,200 shares at a price of $23.875 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                               Sincerely,

                                               Cohen & Steers REIT and Preferred
                                               Income Fund, Inc.


                                               By:
                                                  ------------------------------

Accepted:

Cohen & Steers Capital Management, Inc.


By:
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